EXHIBIT #24(b)11




Consent of Independent Accountants



We hereby consent to the incorporation by
 reference in the Prospectus and
Statement of Additional Information constituting
 parts of this Post-Effective
Amendment No. 12 to the registration statement
 on Form N-1A (the
"Registration Statement") of our report dated
 February 19, 1997, relating to
the financial statements and financial
 highlights of Berwyn Income Fund,
Inc. appearing in the December 31, 1996
 Annual Report to Shareholders,
which is also incorporated by reference
 into the Registration Statement.
We also consent to the reference to us
 under the heading "Independent
Accountants" in the Statement of
 Additional Information and to the
reference to us under the heading
 "Financial Highlights" in the Prospectus.




PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
March 25, 1997